UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 2, 2007
Date of Report (Date of earliest event reported)

Global Developments Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	98-0453932
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 510 - 999 West Hastings Vancouver, B.C.
V6C 2W2
(Address of principal executive offices)	(Zip Code)

604-685-7552
Issuer's telephone number

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 8.01   OTHER EVENTS

The attached announcement was released to the news media on February 2nd 2007.

Press Release	Source: Global Developments Inc.

GLOBAL INVESTMENT UPDATE: BioLife Announces Availability of CHI-AGRA For the Treatment of Erectile Dysfunction

Vancouver, February 2, 2007 - Global Developments, Inc. (PINKSHEETS: GDVM), a publicly traded venture capital company, is pleased to provide the following update with respect to BioLife Remedies Inc., a manufacturer and distributer of heath care products based on traditional Chinese medicine, in which Global holds an equity stake.

BioLife Remedies Inc. (PINKSHEETS: BLRS) announced today that it has developed 2 new herbal supplements derived from a Traditional Chinese Medicinal formula that has been used for centuries in China to treat Erectile Dysfunction. The first product, CHI - AGRA™, is developed to quickly and effectively treat ED. Formulated specifically for men with one easy dose of only 2 tablets 1 hour before sexual activity. For complete elimination of Erectile Dysfunction, CHI-AGRA™ can be taken daily in combination with the “quick -dose” for fast, effective relief of Erectile Dysfunction. CH I - AGRA™ is now available for retail and wholesale at www.blfrproducts.com

The second product DI-AGRA™ was developed to treat symptoms of ED in men with Diabetes. The Company plans to launch DI- AGRA™ in spring 2007.

About Bio Life Remedies, Inc

BIO LIFE REMEDIES, INC. combines Traditional Chinese Medicine and Western academic research and development practices with the newest scientific technology to produce effective medical and health-care products to combat serious diseases. The Bio Life Group has developed 108 master medical formulas to treat various diseases including diabetes, prostateria, osteoporosis, cerebrovascular disease, cardiac vascular disease, hypertension, menopausal syndrome, and sexual disorders in men and women.

Please visit http://www.blfrproducts.com for more information.

About Global Developments

Global Developments, Inc. is a publicly traded venture capital company. It was formed to create a unique investment vehicle representing a growing portfolio of innovative and emerging growth-oriented companies. Global acquires its portfolio companies either as wholly or partially owned subsidiaries, or as an investment where Global is the lead investor. As a result, Global maintains substantial management and operational control, thereby giving it the ability to provide significant oversight and guidance in building value and creating liquidity events for its shareholders. Global invests in companies with solid management, operational excellence, and the potential to grow substantial revenue streams.

Please visit http://www.globaldevelopmentsinc.com for more information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Developments Inc.

Date: January 2, 2007	By:	/s/ John D. Briner
President